UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

February 14, 2025
Date of Report (Date of earliest event reported)

THE FIRST OF LONG ISLAND CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

275 Broadhollow Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(516) 671-4900
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	FLIC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On February 14, 2025, The First of Long Island Corporation (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) at which the shareholders of the Company approved the following matters:

1.
A proposal to approve an Agreement and Plan of Merger, dated as of September 4, 2024, by and between the Company and ConnectOne Bancorp, Inc. (“ConnectOne”) (the “Merger Proposal”), providing for the merger of the Company with and into ConnectOne, and the automatic conversion of each outstanding share of common stock of the Company into the right to receive 0.5175 shares of ConnectOne common stock; and

2.	A proposal to approve, on an advisory basis, certain compensation payable as a result of the consummation of the proposed merger (the “Compensation Proposal”).

As of December 16, 2024, the record date for the Special Meeting, there were 22,545,524 eligible votes with approximately 11,272,763 votes constituting a quorum at the meeting. 16,609,795 shares (or 73.7% of the shares outstanding) were voted.

The voting results for each proposal, including the votes for and against, and any abstentions or broker non-votes, are described below.

Item 1 – The Merger Proposal

The Company’s shareholders approved the Merger Proposal pursuant to the vote totals set forth below.

For	Against	Abstentions	Broker non-votes
15,614,634	792,447	202,714	−

Item 2 – The Compensation Proposal

The Company’s shareholders approved the Compensation Proposal pursuant to the vote totals set forth below.

For	Against	Abstentions	Broker non-votes
13,066,648	3,259,211	283,936	−

Item 8.01 Other Events.
Also on February 14, 2025, ConnectOne held a Special Meeting of its Shareholders for the purpose of voting to approve the issuance of the additional shares of ConnectOne’s common stock pursuant to the merger agreement.  The proposal was approved by the ConnectOne shareholders.  For additional information please see the Current Report on Form 8-K filed by ConnectOne with respect to its Special Meeting of Shareholders on February 14, 2025.
On February 14, 2025, the Company and ConnectOne issued a joint press release announcing their respective shareholders’ approval of the merger-related proposals, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit No.	Description

	99.1	Joint Press Release dated February 14, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST OF LONG ISLAND CORPORATION

Dated: February 14, 2025

	By:	/s/ Christopher Becker
Name: Christopher Becker
Title: President and Chief Executive Officer